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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (this "Amendment") is entered into as of December 9, 2005, among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Company"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation that owns all of the capital stock of the Company ("PRGX"), and JAMES B. MCCURRY ("Executive").

     The parties to this Amendment hereby agree to amend the Employment Agreement by and among the Company, PRGX, and Executive, dated July 25, 2005 (the "Agreement"), as set forth herein.

     1. Section 6(c)(1) is hereby deleted and the following new Section 6(c)(1) is inserted in lieu thereof:

     "(1) a lump sum payment equal to either (i) in the event the Employment Period ends prior to the date that is 16 months after the Effective Date, 0.125 times the number of months in the Employment Period multiplied by Executive's Average Annual Compensation (as defined below) (provided, however, that if the Termination without Cause or Termination for Good Reason occurs after a Change in Control, then the amount of the lump sum payment shall be equal to the amount provided in subclause (ii) of this subparagraph (c)(1) notwithstanding the date the Employment Period ends), or (ii) in the event the Employment Period ends on or after the date that is 16 months after the Effective Date, two times Executive's Average Annual Compensation (for purposes hereof, "Average Annual Compensation" means (x) Executive's Base Salary for fiscal year 2005, if the Date of Termination occurs in fiscal year 2005, or the average of Executive's Base Salary in effect for the final two fiscal years in the Employment Period (including the fiscal year in which the Date of Termination occurs), if the Date of Termination occurs after December 31, 2005; plus (y) (A) if the Date of Termination occurs prior to January 1, 2006, 70% of Executive's Base Salary, prorated based on the number of days actually employed during fiscal year 2005;
(B) if the Date of Termination occurs after December 31, 2005 but prior to prior to January 1, 2007, 70% of Executive's Base Salary for fiscal year 2005; (C) if the Date of Termination occurs during fiscal year 2007, the actual annual bonus paid in respect of fiscal year 2006; or (D) if the Date of Termination occurs after December 31, 2007, the average of the actual annual bonuses paid or payable in respect of the two full fiscal years immediately preceding the fiscal year in which the Date of Termination occurs); and"

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     2. Counterparts. This Amendment may be executed in separate counterparts, each of which are to be deemed to be an original and both of which taken together are to constitute one and the same agreement.

     3. Effect of Amendment. As expressly modified by this Amendment, all terms and conditions of the Agreement are hereby ratified.

     The parties are signing this First Amendment as of the date first stated above.

                                        PRG-SCHULTZ USA, INC.


                                        By: /s/ Clinton McKellar, Jr.
                                            ------------------------------------
                                        Name: Clinton McKellar, Jr.
                                        Title: SVP, General Counsel & Secretary


                                        PRG-SCHULTZ INTERNATIONAL, INC.


                                        By: /s/ Clinton McKellar, Jr.
                                            ------------------------------------
                                        Name: Clinton McKellar, Jr.
                                        Title: SVP, General Counsel & Secretary


                                        /s/
                                        ----------------------------------------
                                        James B. McCurry